SUBLEASE AGREEMENT

This Sublease Agreement (this "Sublease") is made and executed as of the 19th day of November, 2021 (the "Effective Date"), by and between AIMMUNE THERAPEUTICS, INC. (formerly known as Allergen Research Corporation, Inc.) ("Sublandlord"), a Delaware corporation, and GT BIOPHARMA, INC. ("Subtenant"), a Delaware corporation.

RECITALS:

A. Sublandlord is the tenant under that certain Office Lease by and between HCP Life Science REIT, Inc., as successor-in-interest to Diamond Marina LLC and Diamond Marina II LLC ("Landlord"), and Sublandlord, as tenant, dated February 23, 2015 (the "Original Lease"), as modified by that certain First Amendment to Lease dated August 26, 2015 (the "First Amendment"), that certain Second Amendment to Lease dated June 27, 2017 (the "Second Amendment"), and that certain Third Amendment to Lease dated December 20, 2019 (the "Third Amendment" and together with the First and Second Amendments, the "Amendments" and, the Amendments collectively with the Original Lease, the "Prime Lease", a redacted copy of which is attached hereto and made a part hereof under Exhibit A), for certain office space, totaling approximately 57,361 rentable square feet (the "Prime Premises"), comprising the first (1st), second (2nd), and third (3rd) floors of that certain building located at 8000 Marina Boulevard, Brisbane, California (the "Building"); and

B. Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, the Sublet Space (as hereinafter defined), subject to the terms of the Prime Lease, as incorporated herein, and in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant, intending to be legally bound hereby, agree as follows:

Section 1. Demise. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, a portion of the Prime Premises (the "Sublet Space") located on the first (1st) floor of the Building, commonly known as "Suite 100," as more particularly shown as the "Expansion Premises" on Exhibit B attached hereto and made a part hereof, subject to the terms and provisions hereof. The parties hereto agree that the Sublet Space comprises approximately 4,500 rentable square feet, which rentable area shall not be subject to adjustment by either Sublandlord or Subtenant.

Section 2. Term. The term of this Sublease (the "Term") shall commence on the date (the "Commencement Date") that Sublandlord has obtained the consent of Landlord referred to in Section 29 hereof (the "Landlord Consent"), and shall expire on June 30, 2024 (the "Expiration Date"), unless such Term hereof is sooner terminated as provided herein or by law or by termination of the Prime Lease. Subtenant shall have no right to extend or renew the Term.

Section 3. Base Rent. Commencing on the Commencement Date and continuing through the Expiration Date, Subtenant shall pay base rent ("Base Rent") to Sublandlord at the

rates set forth in the table below. Except as herein specifically provided, Subtenant's Base Rent shall be payable to Sublandlord without notice or demand and without any abatement, deduction, offset or setoff whatsoever, in lawful money of the United States of America, and in equal monthly installments in advance on the first day of each calendar month during the Term.

Period:	Monthly Rate per Rentable Square Foot	Annual Base Rent	Monthly Base Rent Payments
Months 1 - 12	$2.10	$113,400.00	$ 9,450.00
Months 13 - 24	$2.16	$116,802.00	$9,733.50
Months 25 – End of Term	$2.23	$120,306.00	$10,025.50

Notwithstanding the foregoing, Subtenant's first monthly installment of Base Rent (i.e., $9,450.00) shall be paid to Sublandlord upon Subtenant's execution of this Sublease and applied to Subtenant's first monthly installment of Base Rent due hereunder. Provided that Subtenant complies with all of its Sublease obligations, Sublandlord hereby agrees to conditionally abate Subtenant's Base Rent (but not Additional Rent) for the first (1st) full month following the Commencement Date. If the Commencement Date falls on a date other than the first day of a calendar month, or if the Expiration Date hereunder (or the sooner termination of the Term, if not due to a default of Subtenant) falls on a date other than the last day of a calendar month, the Base Rent (and Subtenant's "Additional Rent," as hereinafter defined) shall be adjusted on a per diem basis to reflect such partial calendar month(s). If Subtenant defaults under this Sublease at any time (beyond any applicable notice and cure period) and if Sublandlord elects to terminate this Sublease as a result of any such default, then the abated rent plus Default Interest thereon as provided in the Sublease shall become immediately due and payable.

Section 4. Operating Expenses; Additional Rent. In addition to Base Rent due hereunder, Subtenant shall pay to Sublandlord, as "Additional Rent" (as such term is defined in the Prime Lease) "Subtenant's Pro Rata Share" of the amount, if any, by which "Operating Expenses" (as such term is defined in the Prime Lease) for each calendar year during the Term exceed Operating Expenses for the Base Year (referred to in the Prime Lease as "Expense Excess"), which amounts shall be payable in the manner and at the times provided in the Prime Lease. For the purpose of computing any Operating Expense payable by Subtenant, the Base Year shall be 2022. For all purposes of this Sublease, "Subtenant's Pro Rata Share" shall be 2.23%.

Section 5. Security Deposit. Subtenant shall deliver to Sublandlord with delivery of this Sublease, a security deposit in the amount of $9,450.00 (the "Security Deposit") to secure the performance of Subtenant's obligations hereunder. Sublandlord may, but shall not be obligated to, apply all or portions of the Security Deposit on account of any failure of Subtenant to perform or observe Subtenant's obligations, covenants, conditions, and agreements under this

Sublease. In the event that Sublandlord properly applies all or a portion of the Security Deposit to Subtenant's obligations hereunder, Subtenant shall be obligated, within five (5) business days of receipt of notice from Sublandlord, to deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount. If no default exists on the part of Subtenant hereunder, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days after the expiration of this Sublease and vacating of the Sublet Space in accordance with the terms and conditions herein. No interest shall be paid by Sublandlord on the Security Deposit. Sublandlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Sublandlord.

Section 6. Condition of Sublet Space; Existing FF&E. Subtenant hereby acknowledges (i) examining the Sublet Space prior to the Commencement Date, (ii) that it is fully familiar with the condition of the Sublet Space, (iii) that Sublandlord has made no representations or warranties with respect to either the Sublet Space, the Building, or the condition thereof; and (iv) that it accepts the Sublet Space in its current "as is" condition, without any warranties, representations or obligations (either express or implied) on the part of Sublandlord to perform any fit-up work, maintenance, alterations, improvements, replacements, repairs, work or other services thereto, except as specifically set forth in this Sublease. Notwithstanding the foregoing, Sublandlord, to its actual knowledge, represents to Subtenant that as of the Effective Date all mechanical, electrical, plumbing, fire life safety, and HVAC systems servicing the Sublet Space are in good working order.

Sublandlord shall deliver the Sublet Space to Subtenant together with Sublandlord's furniture, fixtures, and equipment currently existing in the Sublet Space, a list of which is attached hereto and made a part hereof as Exhibit C (the "Existing FF&E"). The Existing FF&E shall be provided for Subtenant's use in the Sublet Space during the Term, at no additional charge, solely for Subtenant's lawful and normal office occupancy purposes. Upon Subtenant's last payment of Rent for the Term, Sublandlord shall convey ownership of the Existing FF&E to Subtenant, via a customary bill of sale, for the purchase price of One and 00/100 Dollars ($1.00). Subtenant hereby acknowledges and agrees that the Existing FF&E is being made available to Subtenant without any representation or warranty by Sublandlord as to its condition, state of repair or suitability for Subtenant's use, or any other matter related thereto, and Sublandlord shall have no liability or obligations of any nature whatsoever to Subtenant with respect to the Existing FF&E (including, without limitation, any obligation to repair, maintain or replace same at any time during the Term). Subtenant agrees to maintain the Existing FF&E in at least the same condition as received throughout the Term (subject to ordinary wear and tear and fire and other casualty and replacement in the ordinary course). Subtenant shall promptly remove the Existing FF&E on or prior to the Expiration Date and shall repair any damage occasioned by such removal, and in default thereof, Sublandlord may cause said removal and repairs at Subtenant's expense plus interest thereon at the Default Rate. Notwithstanding the foregoing, in the event that Subtenant and Landlord have entered into a direct lease that provides for, among other things, Subtenant's right to remain in possession of the Sublet Space after the Expiration Date as a direct tenant of Landlord (the "Direct Lease"), then Subtenant shall have no obligation to remove the Existing FF&E from the Sublet Space on or prior to the Expiration Date, provided: (i) Subtenant shall provide Sublandlord with the following no later than ten (10) business days prior to the Expiration Date: (i) reasonable evidence that Landlord and Subtenant have entered into the Direct Lease, (ii) a written release by Landlord in favor of Sublandlord whereby

Landlord shall release Sublandlord of all repair, removal, restoration, and surrender obligations under the Prime Lease applicable to the Sublet Space, and (iii) a written acknowledgment by Landlord in favor of Sublandlord whereby Landlord acknowledges that Subtenant shall be solely responsible for any restoration and repair obligations in the Prime Lease related to a surrender of the Sublet Space.

Section 7. Use; Care of Sublet Space. Subtenant shall use the Sublet Space (i) for general office and administrative uses consistent with Class A office buildings and for no other purpose, and (ii) subject to and in accordance with all of the applicable provisions of the Prime Lease. Subtenant shall maintain, at its expense, the Sublet Space in good working order and repair, ordinary wear and tear and casualty excepted.

Section 8. Subordination; Incorporation. This Sublease is subject and subordinate to all of the covenants, agreements, terms, provisions, conditions and obligations of the Prime Lease, as the same may be amended and/or extended. All of the covenants, agreements, terms, provisions, conditions, obligations and Rules and Regulations of the Prime Lease are hereby incorporated herein by reference with the same force and effect as if they were fully set forth herein, and Subtenant hereby agrees to be bound thereby except as clearly inconsistent with the terms hereof. In addition and without limiting the generality of the foregoing, the Prime Lease is hereby modified as follows:

(A) for purposes of this Sublease only, the following provisions of the Original Lease are either deleted in their entirety or modified as hereinafter stated:

(i) Sections 4.2, 4.3, 4.4, 7.3, 7.4, 9.1, 14.7, and 15.6 are deleted in their entirety; and

(ii) Exhibits A, C, E, and E-1 are deleted in their entirety.

(B) for purposes of this Sublease only, the following provisions of the Amendments are modified as hereinafter stated:

(i) Section 8 and Exhibits A, B, B-1, and C of the First Amendment are deleted in their entirety;

(ii) Sections 7, 8, 9, 10, 11, 12(H), and 12(I) of the Second Amendment, and Exhibits A, B, B-1, and C thereto, are deleted in their entirety; and

(iii) Section 3.2, Exhibit B, and Schedule 1 of the Third Amendment, including the TI Scope List attached thereto, are deleted in their entirety.

(C) for all purposes of this Sublease, whenever the word "Landlord" appears in the Prime Lease it shall be deemed to read "Sublandlord" (except when the word "Landlord" is used in respect of obtaining Landlord's consent, permission or approval, in which event the word "Landlord" shall mean both Landlord and Sublandlord); whenever the word "Tenant" appears in the Prime Lease it shall be deemed to read "Subtenant"; whenever the word "Lease" appears in the Prime Lease it shall be deemed to read "Sublease"; and whenever the word "Premises" appears in the Prime Lease it shall be deemed to read "Sublet Space";

(D) notwithstanding any provision herein to the contrary:

(i) the performance by Landlord of its obligations under the Prime Lease, shall, for all purposes hereunder, be deemed to be the performance of such obligations by Sublandlord under the provisions of the Prime Lease incorporated herein by reference, and Sublandlord's obligations under the provisions so incorporated herein, shall be limited to the extent to which such obligations are performed by Landlord under the Prime Lease, and Subtenant agrees to look solely to the Landlord for performance of the same;

(ii) Sublandlord shall not be bound by any warranties and representations made by the Landlord in the Lease;

(iii) whenever any provision of the Prime Lease which has been incorporated herein by reference, requires the tenant under the Prime Lease to take any non-monetary action within a certain period of time after notice from Landlord, then, Subtenant shall take such action within said certain period of time minus three (3) business days; and

(iv) whenever any provision of the Prime Lease requiring Landlord to give notice to the tenant thereunder has been incorporated herein by reference (thus requiring Sublandlord to give such notice to Subtenant) such notice by Sublandlord to Subtenant shall for all purposes hereunder be deemed timely given if given to Subtenant within three (3) business days after receipt by Sublandlord of timely notice from Landlord.

(E) Subtenant covenants and agrees not to violate any of the terms and provisions of the Prime Lease. Subtenant shall be bound by all of the restrictions and limitations placed upon the Sublandlord, as tenant, under the Prime Lease, as if Subtenant were the tenant thereunder.

(F) In the event of the termination or cancellation of the Prime Lease for any reason, Sublandlord shall have no liability or obligation to Subtenant as a result thereof except if such termination is a result of a default, beyond any applicable notice and cure period, by Sublandlord of its obligations under the Prime Lease or this Sublease.

(G) With respect to the performance of any obligations required by the Landlord under the Prime Lease, Sublandlord herein does not undertake and shall have no obligation to perform any of the same. Sublandlord's sole obligation with respect thereto shall be to request the same, after request by Subtenant, and to send all notices required under the Prime Lease to the Landlord. Sublandlord shall reasonably cooperate with Subtenant and (to the extent requested by Subtenant in writing) shall take or refrain from taking all actions reasonably necessary to further the intent of this provision, provided that Subtenant reimburses Sublandlord for all reasonable costs and expenses (including attorney's fees) incurred by Sublandlord in connection therewith.

(H) The rights herein granted by Sublandlord to Subtenant under subsection (G) above shall not be construed as a waiver or release by Sublandlord of Sublandlord's rights and remedies under this Sublease and/or the Prime Lease, nor to permit any default in the terms, provisions and conditions hereof by Subtenant, it being agreed that the rights herein granted to

Subtenant are merely for the convenience of Subtenant to deal with the Landlord with respect to any obligations of the Landlord to Sublandlord under the Prime Lease.

(I) Subtenant covenants and agrees that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Prime Lease or the rights of Sublandlord thereunder to be cancelled, terminated or forfeited or which would or might make Sublandlord liable for any damages, claims or penalties.

(J) Subtenant shall have no rights under the Prime Lease or in and to the Sublet Space except as expressly set forth herein or incorporated herein. Specifically, but without limitation, Subtenant shall have no right to exercise any rights of extension, expansion, termination, waiver, consent or any other rights under the Prime Lease. Nothing contained in this Sublease shall be deemed or construed to give Subtenant the right to amend, modify or terminate the Prime Lease or to agree to amend, modify or terminate the Prime Lease.

(K) Subtenant agrees that it shall not enter into any agreements with the Landlord relating to or affecting in any manner the Sublet Space, the Prime Lease, or any rights or obligations thereunder. Specifically, but without limitation, Subtenant shall not enter into any agreements with the Landlord enlarging the Sublet Space or integrating any other premises therewith.

(L) Subtenant shall indemnify, hold, and defend Sublandlord harmless from and against any and all loss, costs, expense (including, without limitation, reasonable attorney's fees), damage or liability incurred by Sublandlord by reason of Subtenant's failure to comply with the provisions hereof.

Section 9. Utility Costs. Subtenant shall be responsible for the cost of all utility services supplying the Sublet Space during the Term, including but not limited to water, sewer, standby water for sprinkler, gas, telephone and all other utilities and other communication services as provided for in the Prime Lease

Section 10. Surrender; Holding Over.

A. At the expiration or sooner termination of the Term, Subtenant shall timely vacate and surrender the Sublet Space vacant, "broom-clean" and in the same condition as existed on the Commencement Date, reasonable wear and tear excepted, and otherwise in accordance with all surrender and other relevant provisions of the Prime Lease.

B. Subtenant shall have no right to hold over at the Sublet Space beyond the Expiration Date or earlier termination of this Sublease. If Subtenant remains in possession after the expiration or earlier termination of the Term, such occupancy shall be as a tenant at sufferance and Subtenant shall pay, as liquidated damages (and not as rent), (i) an amount equal to one hundred fifty percent (150%) of the Base Rent in effect at the time of the expiration or termination of this Sublease, plus Additional Rent, prorated on a daily basis for each such day of continued occupancy, and (ii) all amounts payable by Sublandlord to Landlord under the Prime Lease as a result of such

holdover, including consequential damages. Subtenant hereby agrees to indemnify Sublandlord against and hold Sublandlord harmless from all costs and damages incurred (including reasonable attorney's fees) as a result of such holdover, including but not limited to, all amounts paid by Sublandlord to Landlord pursuant to the Prime Lease as a result of such continued occupancy by Subtenant. Nothing herein shall be deemed to limit Sublandlord's rights to evict Subtenant, or any other rights or remedies legally available to Sublandlord. No receipt of money by Sublandlord from Subtenant after expiration or termination of this Sublease shall reinstate or extend this Sublease without the express written consent of Sublandlord and Landlord.

Section 11. Internet and Security Services. For the first three (3) months of the Term, Sublandlord shall provide Subtenant with network connectivity within the Sublet Space via all floor one (1) switches and wireless access points. In connection therewith, two (2) Virtual Local Area Networks ("VLANs") will be created strictly for use by Subtenant, one (1) wired and one (1) wireless (collectively, the "GT-BIO Network"). During said period, (a) security policies will be put in place by Sublandlord to ensure that the GT-BIO Network can only communicate within such network and to the internet; (b) the GT-BIO Network will be segregated from the VLANs of Sublandlord as such to not allow any communication(s) between the same; and (c) Sublandlord shall provide reasonably necessary administration and support for the GT-BIO Network; provided, however, that Sublandlord shall not be liable for any interruptions in service to the same. After such three (3) month-period, Subtenant shall be responsible, at its sole cost and expense, for all of its IT systems and infrastructure needs in the Sublet Space, subject to the terms and conditions of the Prime Lease.

Section 12. Late Payment. It is agreed that the Base Rent is due and payable in equal monthly installments in advance, and in accordance with terms set forth in the Prime Lease. The parties further agree that late payment by Subtenant to Sublandlord of Base Rent will cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, in the event that any monthly installment of Base Rent required to be made by the Subtenant under this Sublease or any other payment due under this Sublease shall be overdue any such late payments shall be subject to a five percent (5%) late administrative fee and eighteen percent (18%) interest (the "Default Rate") for the purpose of defraying the expenses incurred in handling delinquent payments. Nothing contained in this Section or elsewhere in this Sublease shall prevent Sublandlord from commencing legal proceedings against Subtenant for the non-payment of Base Rent if same is not paid timely.

Section 13. Signage: Subject to Landlord's prior written approval, Subtenant shall be permitted to install identifying signage in the main lobby of the Building and on the entrance to, and within, the Sublet Space. Notwithstanding any provision to the contrary, all signage shall be at Subtenant's sole cost and expense.

Section 14. Alterations. Subtenant shall not make any fit-ups, alterations, improvements or installations in or to the Sublet Space, without obtaining the prior written consents of Sublandlord and Landlord in each instance, and without otherwise complying with all of the applicable provisions of the Prime Lease.

Section 15. Insurance. Subtenant shall comply with and maintain (with respect to the

Sublet Space, and for the benefit of Sublandlord and Landlord), all insurance coverages, requirements and obligations of Sublandlord under the provisions of the Prime Lease. Subtenant shall provide Sublandlord with an insurance certificate satisfying all coverage requirements under the Prime Lease, and naming Sublandlord and Landlord as additional insureds, on or before the Commencement Date.

Section 16. Assignment; Subletting. Subtenant shall not transfer, assign, mortgage or otherwise pledge or encumber this Sublease or any interest hereunder, nor shall Subtenant sublet all or any part of the Sublet Space, nor allow the Sublet Space or any part thereof to be occupied or used by any party other than Subtenant, without obtaining the prior written consents of Sublandlord and Landlord in each instance, and without otherwise complying with all of the applicable provisions of the Prime Lease. Any subsequent sublettings or assignments shall likewise require the prior written consents of Sublandlord and Landlord in each instance. Sublandlord agrees not to unreasonably withhold its consent to any requested assignment or sublease, provided Landlord's consent is obtained, and provided Subtenant's transferee, in Sublandlord's sole but reasonable judgment, would not cause any exposure to claims, liabilities or damages to Sublandlord, and complies with those conditions set forth in Section 14.1 of the Prime Lease. No such subletting or assignment whatsoever by Subtenant (or those holding under, by or through Subtenant) shall limit or release Subtenant's liability under this Sublease.

Section 17. Brokers. Subtenant hereby warrants and represents that it has dealt with no realtors, brokers or agents in connection with this Sublease and its leasing of the Sublet Space other than CBRE, Inc. ("Broker"). Subtenant hereby agrees to indemnify, defend and hold Sublandlord and Landlord harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and costs) arising or resulting from any other broker(s) who claim to have represented Subtenant in connection with this Sublease. Sublandlord shall pay any commissions due Broker pursuant to a separate agreement. The provisions of this Section shall survive the expiration or sooner termination of the Term.

Section 18. Notices.

A. All notices hereunder must be in writing and shall be sufficiently given for all purposes hereunder if properly addressed and delivered personally by documented overnight delivery service, by certified or registered mail, return receipt requested, at the addresses set forth below. Any notice given personally or by documented overnight delivery service is effective upon receipt. Any notice given by registered mail is effective upon receipt, to the extent such receipt is confirmed by return receipt. Any notice which is refused, unclaimed or undeliverable because of an act or omission of the party to be notified, if such notice was correctly addressed to the party to be notified, shall be deemed communicated as of the first date that said notice was refused, unclaimed or deemed undeliverable by the postal authorities, or overnight delivery service.

If to Sublandlord:

Aimmune Therapeutics, Inc.
8000 Marina Boulevard
Suite 300

Brisbane, CA 94065
Attn.: Real Estate Department

with a copy to:

Day Pitney LLP
One Stamford Plaza, 7th Floor
263 Tresser Boulevard
Stamford, CT 06901
Attn: Robert G. Rahilly, Esq.

If to Subtenant: [____________]

B. The parties may change their addresses for notices set forth above by notice given in accordance with the provisions of this Section.

Section 19. Parking. Subject to Article 1 and Section 2.3 of the Prime Lease (and all other relevant provisions of such Prime Lease), Subtenant shall have the non-exclusive right, on an unassigned and unreserved basis, to use it proportionate share of parking spaces allocated to Sublandlord under the Prime Lease for the accommodation and parking of automobiles of Sublessee and its respective employees and invitees.

Section 20. Prime Lease Termination. If for any reason whatsoever the term of the Prime Lease is terminated prior to the Expiration Date, this Sublease shall thereupon automatically be terminated, as if the Expiration Date were one day prior to the date of termination under the Prime Lease, and Sublandlord shall not be liable to Subtenant by reason thereof.

Section 21. Entire Agreement. This Sublease, together with: (i) all Exhibits attached hereto and made a part hereof; and (ii) all of the terms and provisions of the Prime Lease incorporated herein, constitute the entire agreement between Sublandlord and Subtenant concerning the matters set forth herein, and any prior or contemporaneous agreement or understanding between such parties with respect to the subject matters herein shall have no force or effect.

Section 22. Changes. This Sublease shall not be modified or amended except by a writing signed by the party against whom enforcement of the modification or amendment is sought.

Section 23. Authority. Each party covenants with the other that it has full power and authority to enter into and perform its obligation under this Sublease and the persons executing this Sublease on their behalf are duly authorized to do so by all requisite action.

Section 24. Governing Law. This Sublease shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of California.

Section 25. Recitals. The recitals set forth herein are true and correct and are hereby incorporated into this Sublease as if set forth herein at length.

Section 26. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement. The parties shall be entitled to sign and transmit an electronic signature of this Sublease (whether by facsimile, DocuSign, PDF or other e-mail transmission), which signature shall be binding on the party whose name is contained therein and shall serve as an original.

Section 27. Captions. The captions of the various sections of this Sublease are solely for the purpose of convenience. Such captions are not a part hereof and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Sublease.

Section 28. Severability. If any provision of this Sublease is determined to be unenforceable, Sublandlord and Subtenant hereby agree that such provision may be reformed so that it is enforceable to the maximum extent permitted by law. In the event that any provision of this Sublease cannot be reformed, such provision shall be deemed to be severed from this Sublease, but every other provision of this Sublease shall remain in full force and effect.

Section 29. Landlord Consent. Notwithstanding anything to the contrary contained herein, this Sublease shall have no effect unless and until Landlord shall have given its written consent (the "Landlord Consent") in accordance with Section 14.1 of the Prime Lease.

Section 30. Binding Effect. The terms and provisions of this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

Section 31. Prevailing Party. If there is any legal action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith; and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the day and year first above written.

SUBLANDLORD:

AIMMUNE THERAPEUTICS, INC.,
a Delaware corporation

DS
JM

By: DocuSigned by: Doug Walker
Name: Doug Walker
Title: SVP, Global Information Technology and Facilities

By: DocuSigned by: Azfar Qureshi
Name: Azfar Qureshi
Title: Head of Finance

SUBTENANT:

GT BIOPHARMA, INC.,
a Delaware corporation

By: DocuSigned by: G Berk
3084EA50FF71447
Name: Dr. Gregory Berk
Title: CEO